UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2005

MEDCO HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31312	07417
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ	22-3461740
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-269-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

On December 12, 2005, Medco Health Solutions, Inc. (the “Company”) learned of the existence of a new qui tam action in which the Company is named as a defendant. The Company became aware of the action after the United States District Court for the Eastern District of Pennsylvania granted in part and denied in part a motion by an Assistant United States Attorney in the Eastern District of Pennsylvania to extend the seal and the evaluatory period on the qui tam action, which had previously been under seal (the “Complaint”). The Complaint has now been unsealed by order of the Court, with the exception of the name of the relator. All previous filings in the case related to the Complaint remain under seal for all purposes until further order of the Court.

The United States Attorney’s office has not indicated whether it intends to intervene in the matter.

The Complaint raises duplicative allegations concerning turnaround time and other performance guarantee reporting that have been the subject of the qui tam complaint filed in 2003 by the same Assistant United States Attorney, James Sheehan. In accordance with any scheduling order that may be outlined by the Court, the Company anticipates filing to have the Complaint dismissed as soon as possible. The Complaint does not allege any health, safety or clinical violations by the Company.

The Company believes that its business practices are in compliance in all material respects with applicable laws and regulations and intends to defend the action vigorously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.

By:	/s/ David S. Machlowitz
David S. Machlowitz Senior Vice President, General Counsel and Secretary

Date:  December 12, 2005